Exhibit 99.1

TOPGOLF CALLAWAY BRANDS CORP. TO ATTEND GOLDMAN SACHS 29TH ANNUAL GLOBAL RETAILING CONFERENCE

CARLSBAD, Calif., September 7, 2022 /PRNewswire/ – Topgolf Callaway Brands Corp. (NYSE: MODG) (“Topgolf Callaway Brands” or the “Company”) announced today that it will be attending the Goldman Sachs 29th Annual Global Retailing Conference on September 7, 2022 in New York, NY.

The Company’s presentation materials can be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.

About Topgolf Callaway Brands Corp.

Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Contact:

Lauren Scott

(760) 931-1771